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Exhibit 5.1

PacWest Bancorp

December 22, 2009

PacWest Bancorp
401 West "A" Street
San Diego, CA 92101

Ladies and Gentlemen:

        I, Jared M. Wolff, am acting as General Counsel of PacWest Bancorp, a Delaware corporation (the "Company"), in connection with their filing of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933 (the "Act"). The Registration Statement registers an indeterminate amount (up to a maximum aggregate offering price of $350,000,000) and number of the following securities (collectively, the "Securities"):

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  shares of Common Stock, $0.01 par value per share, of the Company (the "Common Stock");

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  shares of Preferred Stock, $0.01 par value per share (the "Preferred Stock"), of the Company;

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  depositary shares representing Preferred Stock (the "Depositary Shares");

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  warrants or other rights to purchase Common Stock, Preferred Stock or Depositary Shares ("Warrants"); and

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  any such securities initially issuable upon conversion, exercise or exchange of any such securities.

        In connection with the filing of the Registration Statement, I, as General Counsel of the Company, have examined such corporate records, certificates and other documents, including the resolutions of the Company's Board of Directors (the "Resolutions") authorizing the registration of the Securities and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion.

        Upon the basis of such examination, I advise you that, in my opinion:

          (1) Common Stock.  When the Registration Statement has become effective under the Act and when the Common Stock has been duly issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Common Stock will be validly issued, fully paid and nonassessable. The Common Stock covered by the opinion in this paragraph includes any Common Stock that may be issued upon the conversion, exercise or exchange of other securities or that may be issued as part of units.

          (2) Preferred Stock.  When the Registration Statement has become effective under the Act, when the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Company's certificate of incorporation and when the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Preferred Stock will be validly issued, fully paid and nonassessable. The Preferred Stock covered by the opinion in this paragraph includes any Preferred Stock that may be represented by the Depositary Shares or that may be issued upon the conversion, exercise or exchange of other securities or that may be issued as part of units.

          (3) Depositary Shares.  When the Registration Statement has become effective under the Act, when the terms of the deposit agreements under which the Depositary Shares are to be issued have been duly established and the deposit agreements have been duly executed and delivered, when the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the applicable deposit agreements, when the Preferred Stock represented by the Depositary Shares has been duly delivered to the applicable depositaries and when the depositary receipts evidencing the Depositary Shares have been duly issued against deposit of the Preferred Stock in accordance with the applicable deposit agreements and issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the depositary receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the applicable deposit agreements, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Depositary Shares covered by the opinion in this paragraph include any Depositary Shares that may be issued upon the conversion, exercise or exchange of other securities or that may be issued as part of units.

          (4) Warrants.  When the Registration Statement has become effective under the Act, when the terms of the agreements under which the Warrants are to be issued have been duly established and the agreements have been duly executed and delivered, when the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable agreement or other instrument and when the Warrants have been duly executed and authenticated in accordance with the applicable agreement or other instrument and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Warrants covered by the opinion in this paragraph include any Warrants that may be issued upon the conversion, exercise or exchange of other securities or that may be issued as part of units.

        The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware, and I am expressing no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

        I have relied as to certain matters on information obtained from public officials and other sources believed by me to be responsible and I have assumed, without independent verification, that all governing documents under with the Securities are to be issued will have been duly authorized, executed and delivered by all parties thereto other than the Company and that the signatures on documents examined by me are genuine. I have further assumed that the issuance or delivery by the Company of any Securities, or any other securities or property upon exercise or otherwise pursuant to the terms of the Securities, will be effected pursuant to the authority granted in the Resolutions and so as not to violated any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. Finally, I have assumed that the authority granted in the Resolutions will remain in effect at all relevant times and that no Securities will be issued or other action taken in contravention of any applicable limit established pursuant to the Resolutions from time to time.

        I am expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Securities, or as to the effect that their performance of such obligations may have upon any of the matters referred to above. Nor am I expressing an opinion as to securities of any persons other than the Company.

        This opinion is rendered only to the Company and is solely for the benefit of the Company in connection with the transactions covered hereby. This opinion may not be relied upon for any other purpose, or furnished to, quoted from or relied upon by any other person, firm or corporation for any purpose, without my prior written consent.

        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto and to the use of my name under the heading "Validity of Securities" in the prospectus included in the Registration Statement. In giving such consent, I do not thereby admit that I am an expert within the meaning of the Act or the rules and regulations thereunder or that this consent is required under Section 7 of the Act.

Very truly yours,
By:	/s/ JARED M. WOLFF
	Name:	Jared M. Wolff
	Title:	General Counsel

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  Exhibit 5.1
PacWest Bancorp